UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

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U.S. Well Services, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1360 Post Oak Boulevard
Suite 1800

Houston, TX 77056

(Address of principal executive offices)

(832) 562-3730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	USWS	NASDAQ Capital Market
Warrants	USWSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equipment Purchase Agreement

On June 29, 2021, U.S. Well Services, LLC (“USWS”), a subsidiary of U.S. Well Services, Inc. (the “Company”), entered into an Equipment Purchase and Sale Agreement (the “Agreement”) with AmeriMex Motor & Controls, LLC, a subsidiary of Industrial Service Solutions (the “Seller”), pursuant to which the Seller agreed to sell 60 Power Cubes to USWS for a purchase price of $60.5 million, of which USWS will pay an initial deposit of $12.3 million, on the terms and conditions set forth in the Agreement. The Agreement contains customary limited warranties for transactions of this type.

License Agreement

As previously disclosed, on June 24, 2021, the Company’s issued a 16.0% Convertible Senior Secured (Third Lien) PIK Notes (the “Note”) in the principal amount of $22.5 million to ProFrac Holdings, LLC (“ProFrac”) that is convertible into a license agreement.

Subsequent to the issuance of the Note, ProFrac exercised its right to convert the Note in full and, effective as of June 29, 2021 (the “License Effective Date”), USWS and ProFrac entered into a Patent License Agreement (the “License Agreement”). Pursuant to the License Agreement, USWS granted ProFrac a non-exclusive license to make, offer to lease or to lease certain licensed products of USWS for use in building and operating up to 20 fleets. Under the terms of the License Agreement, upon conversion of the Note, ProFrac purchased three licenses for a licensed product applicable to a fleet, each valued at $7.5 million. During the five year period following the License Effective Date, ProFrac has the option to purchase (a) up to seven additional licenses for $7.5 million each and (b) after purchasing all of such licenses, up to ten additional licenses for $9 million each.

USWS may terminate the License Agreement in the event that ProFrac breaches certain obligations under the License Agreement or in the event of certain bankruptcy or similar matters of ProFrac. ProFrac may terminate the License Agreement in the event that the licensed patents become invalid or unenforceable, as determined pursuant to the License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Well Services, Inc.

Dated: July 6, 2021	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer